UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2009
OCLARO, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-30684 (Commission File Number)	20-1303994 (I.R.S. Employer Identification Number)
2584 Junction Avenue
San Jose, California 95134

(Address, including zip code, of principal executive offices)
(408) 383-1400

(Registrant’s telephone number, including area code)
Bookham, Inc.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT LIST
EX-3.1
EX-3.2
EX-99.1

Item 2.02 Results of Operations and Financial Condition.
     On April 27, 2009, Oclaro, Inc. (the “Registrant”) announced its financial results for the fiscal quarter ended March 28, 2009. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information in Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1 furnished herewith) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Departure and Election of Directors
     Pursuant to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and among the Registrant, Ultraviolet Acquisition Sub, Inc., a wholly owned subsidiary of the Registrant (“Merger Sub”), and Avanex Corporation (“Avanex”), Merger Sub merged with and into Avanex (the “Merger”) and Avanex became a wholly owned subsidiary of the Registrant. The Merger closed on April 27, 2009 and became effective, on that date (the time that the Merger became effective referred to herein as the “Effective Time”).
     On April 21, 2009, each of Peter Bordui, Joseph Cook, W. Arthur Porter and David Simpson (the “Departing Directors”) tendered their resignation from the Board of Directors of the Registrant (the “Board”), in each case effective as of Effective Time. In accordance with terms of the Merger Agreement, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), elected each of Giovanni Barbarossa, Ph.D., Gregory Dougherty and Joel A. Smith, III (the “New Directors”), to the Board, in each case effective as of the Effective Time. Each of Dr. Barbarossa, Mr. Dougherty and Mr. Smith were directors of Avanex, and Dr. Barbarossa also served as Avanex’s chief executive officer. Dr. Barbarossa was elected to the Board to serve in the class of directors of the Board whose term expires at the Registrant’s 2011 Annual Meeting of Stockholders (the “Class I Directors”), Mr. Dougherty was elected to the Board to serve in the class of directors of the Board whose term expires at the Registrant’s 2009 Annual Meeting of Stockholders (the “Class II Directors”) and Mr. Smith was elected to the Board to serve in the class of directors of the Board whose term expires at the Registrant’s 2010 Annual Meeting of Stockholders (the “Class III Directors”). Solely to give effect to the allocation of directors to the various classes of directors of the Board as required by the Merger Agreement, on April 21, 2009, Alain Couder and Lori Holland each resigned as Class II Directors effective as of the Effective Time, and were, upon the recommendation of the Nominating Committee, elected as Class III and Class I Directors, respectively, in each case, effective as of the Effective Time. In addition, Mr. Dougherty was appointed to serve as Chair of the Compensation Committee of the Board (the “Compensation Committee”) and Mr. Smith was appointed to serve as Chair of the Nominating Committee, in each case effective as of the Effective Time. It is currently expected that either Mr. Dougherty or Mr. Smith will also be appointed to the Audit Committee of the Board (the “Audit Committee”). As of the Effective Time, the Audit Committee was comprised of Ms. Holland, Edward Collins and Bernard Couillard.
     Other than with respect to the consulting agreement with Dr. Barbarossa discussed below, no new plans, contracts or other compensatory arrangements were entered into or became effective in connection with the election of the New Directors, nor were any grants or awards made to the New Directors in connection with their elections; however, each of the New Directors will be entitled to the annual and per-meeting fees paid to all non-employee directors of the Registrant, and will be eligible to receive stock options and other equity awards pursuant to the Registrant’s Amended and Restated 2004 Stock Incentive Plan. The Registrant also intends to enter into its standard form of indemnification agreement with each of the New Directors. The form of indemnification agreement is filed as Exhibit 10.2 to the Quarterly Report on Form 10-Q for the quarter ended December 29, 2007 filed with the Securities and Exchange Commission on February 6, 2008.
     Pursuant to the terms of the Avanex 1999 Director Option Plan, effective upon the consummation of the Merger, the vesting of all of Mr. Dougherty’s and Mr. Smith’s unvested equity awards that were issued and outstanding under such plan were accelerated in full, which equity awards were converted into equity awards of the Registrant in the Merger. Upon the consummation of the Merger and pursuant to a change in control agreement with Avanex, the vesting of Dr. Barbarossa’s outstanding and unvested equity awards accelerated in full, which equity awards were converted into equity awards of the Registrant in the Merger, and Dr. Barbarossa is entitled to receive a lump sum severance payment of $360,000 pursuant to the change in control agreement. In addition, Dr. Barbarossa entered into a consulting arrangement for a term of one year with the Registrant, which consulting agreement became effective upon the consummation of the Merger, pursuant to which Dr. Barbarossa is entitled to consulting fees payable at a rate of $30,000 per month. In the event the consulting agreement is terminated prior to the end of the term by the Registrant other than for cause (as such term is defined in the agreement), Dr. Barbarossa would be entitled to a lump sum payment equal to the remaining consulting fees that would otherwise have been payable through the end of the term. In addition, the Merger Agreement provides that for a period of six years after the merger, the Registrant will cause Avanex, as the surviving corporation in the Merger, to indemnify each current or former director and officer of Avanex from liability to the extent that applicable legal requirements permit a company to indemnify its own officers and directors. The Merger Agreement further provides that for a period of six years after the merger, the Registrant and Avanex will maintain in place the existing policy of directors and officers liability insurance (or obtain a comparable replacement policy) in favor of Avanex directors and officers covered as of the Effective Time under the current policy. The foregoing arrangements with or concerning the New Directors are described in more detail under the caption “Interests of Avanex’s Executive Officers and Directors in the Merger” beginning on page 105 of the joint proxy statement/prospectus filed by the Registrant with the SEC on March 26, 2009. In addition, as a result of the Merger, the 59,126 shares of Avanex common stock owned by Dr. Barbarossa were converted into the right to receive 320,817 shares of the Registrant’s common stock, the 6,414 shares of Avanex common stock owned by Mr. Dougherty were converted into the right to receive 34,802 shares of the Registrant’s common stock, and the 8,545 shares of Avanex common stock owned by Mr. Smith were converted into the right to receive 46,365 shares of the Registrant’s common stock.
     Compensatory Arrangements with Named Executive Officers
     On April 21, 2009, the Board, upon the recommendation of the Compensation Committee, approved amendments to each of the restricted stock agreements issued to certain of the Registrant’s officers, including (i) Alain Couder, James Haynes, Adrian Meldrum and Kate Rundle, each of whom is a named executive officer as defined under applicable securities laws, and (ii) Jerry Turin, the Registrant’s chief financial officer. Prior to the adoption of these amendments, the shares subject to each such restricted stock agreement vested on a monthly basis, and the amendments provide that the shares subject to such restricted stock agreements shall now vest on a quarterly basis on the tenth day of the second month of each fiscal quarter. None of the amendments, however, revise the final vesting date for any of the restricted stock agreements that were so amended.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective April 27, 2009, the Registrant changed its name from Bookham, Inc. to Oclaro, Inc. The name change was effected pursuant to Section 253 of the General Corporation Law of the State of Delaware by the merger of a wholly owned subsidiary of the Registrant into the Registrant (the “Name Change Merger”). The Registrant was the surviving corporation and, in connection with the Name Change Merger, the Registrant amended its Restated Certificate of Incorporation to change the Registrant’s name to Oclaro, Inc. pursuant to a Certificate of Ownership and Merger filed on April 27, 2009 with the Secretary of State of the State of Delaware. A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 3.1. Also in connection with the Name Change Merger, effective April 27, 2009, the Registrant amended its Amended and Restated By-laws, as amended, to reflect the name change. A copy of the by-law amendment is attached hereto as Exhibit 3.2.
     The Registrant’s common stock will continue to trade on The NASDAQ Global Market under the new symbol “OCLR” and has been assigned the new CUSIP number 67555N 107.
Item 8.01 Other Events.
     At a Special Meeting of Stockholders of the Registrant held on April 27, 2009 (the “Special Meeting”), the stockholders of the Registrant approved each of the proposals submitted to the stockholders for approval at the Special Meeting, including the issuance of shares of the Registrant’s common stock in the Merger contemplated by the Merger Agreement. As set forth under Item 5.02 above, the Merger closed on April 27, 2009 and became effective on that date.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Ownership and Merger of Oclaro, Inc. into Bookham, Inc., dated April 27, 2009.
3.2	Amendment to Amended and Restated By-laws, as amended, of the Registrant.
99.1	Press Release issued by the Registrant on April 27, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.
Date: April 27, 2009	By:	/s/ Jerry Turin
Jerry Turin
Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description
3.1	Certificate of Ownership and Merger of Oclaro, Inc. into Bookham, Inc., dated April 27, 2009.
3.2	Amendment to Amended and Restated By-laws, as amended, of the Registrant.
99.1	Press Release issued by the Registrant on April 27, 2009.